UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2010

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA		19428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On May 7, 2010, CardioNet, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected all three nominees for director and approved the Company’s other proposal.  The nominees and the other proposal are described in detail in the Company’s Definitive Proxy Statement.

Proposal 1

The Company’s stockholders re-elected the following three members of the Board of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Eric N. Prystowsky,M.D.	10,149,309	4,618,393	5,828,335
Rebecca W. Rimel	14,575,467	192,235	5,828,335
Robert J. Rubin, M.D	9,079,732	5,687,970	5,828,335

Proposal 2

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,494,629	81,928	19,480	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

May 12, 2010	By:	/s/ Heather Getz
		Name:	Heather Getz, CPA
		Title:	Chief Financial Officer